UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 11, 2019, Medovex Corp. (the “Company”) entered into a securities purchase agreement (the “SPA”) with eight purchasers (the “Purchasers”) pursuant to which the eight Purchasers invested in the Company an aggregate amount of $1,250,000 in exchange for thirty (30) units (the “Units”), each consisting of a convertible note (the “Convertible Note”) with the principal amount of $50,000 and a warrant (the “Warrant”) to purchase common stock (the “Common Stock”) of the Company. Pursuant to this SPA, the Company initially offered a minimum of $1,000,000 and a maximum of $6,000,000, and subsequently increased to a maximum of $8,000,000 (the “Maximum Amount”) of Units at a price of $50,000 per Unit until the earlier of i) the closing of the subscription of the Maximum Amount and ii) March 31, 2019 (the “Termination Date”), subject to the Company’s earlier termination at its discretion. The SPA includes the customary representations and warranties from the Company and purchasers. Each Convertible Note offered by the Company as part of the Unit bears an interest rate of 12% per annum, has a principal amount of $50,000, shall mature in one year from the original issue date on March 11, 2019, and will be convertible into shares of Common Stock at a price of $0.40. Pursuant to the terms of the Convertible Note, each holder of the Convertible Notes shall not own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of such Convertible Note. The Convertible Notes automatically convert into the Common Stock. In addition, pursuant to the SPA, the Company offers, as part of the Unit, Warrants to purchase the Common Stock at a price of $0.75 per share (the “Exercise Price”). The holder of each Warrant may purchase the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of each Convertible Note while the Warrant is exercisable. The Warrants have a term of three years and shall be exercised in cash or on a cashless basis as described in the Warrant.

The closing dated March 11, 2019 brings the aggregate amount of capital raised in this offering to $6,625,000.

The foregoing description of the SPA, Convertible Note and Warrant is qualified in its entirety by reference to the respective agreements, a copy of which are incorporated by reference to the Current Report on Form 8-K dated January 14, 2019 and are hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

On March 11, 2019, pursuant to the SPA, the Company sold an aggregate of $1,250,000 of Units, consisting of the Convertible Notes in the aggregate principal amount of $1,250,000 and warrants to purchase the number of shares of Common Stock of the Company equal to the number of shares of Common Stock issuable upon conversion of each Convertible Note, which for this closing was equal to Warrants to purchase an aggregate of 3,125,000 shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SPA.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 2.03 is hereby incorporated by reference. The Company issued an aggregate of 13,437,500 shares of common stock upon the conversion of an aggregate of $5,375,000 in convertible promissory notes previously sold in the $8,000,000 offering described in Item 1.01 herein. The convertible promissory notes convert at a fixed price of $0.40 per share. The Company also issued an aggregate of 39,772,498 shares of common stock to RMS Shareholders, LLC (“RMS”) upon the automatic conversion of 39,772 shares of Series C Preferred Stock issued in the acquisition of Regenerative Medicine Solutions, LLC, Lung Institute Management LLC, Cognitive Health Institute Tampa, LLC, RMS and RMS Acquisition Corp. and an additional 11,152,778 shares of Common Stock to RMS. Pursuant to the Asset Purchase Agreement disclosed and filed as an Exhibit in a Current Report on Form 8-K filed with the SEC on January 14, 2019. This represents all of the shares of Common Stock due to RMS in the acquisition. The shares of Common Stock held by RMS may not be sold or distributed until certain contingencies occur as set forth in the Asset Purchase Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Convertible Note (Incorporated by reference from the Current Report on Form 8-K dated January 14, 2019).
4.2	Form of Warrant (Incorporated by reference from the Current Report on Form 8-K dated January 14, 2019).
10.1	Form of Securities Purchase Agreement (Incorporated by reference from the Current Report on Form 8-K dated January 14, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: March 15, 2019	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer